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                                       EXHIBIT j.

                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 33-33756 for Hartford International Opportunities HLS Fund, Inc. on Form N-1A.

                                                     /s/Arthur Andersen LLP


Hartford, Connecticut
April 25, 2001